Exhibit 99.1

Copart, Inc.

For Immediate Release

Copart Reports Second Quarter Financial Results

Fairfield, Calif. (February 28, 2012) — Copart, Inc. (NASDAQ: CPRT) today reported the results for the quarter ended January 31, 2012, the second quarter of its 2012 fiscal year.

For the three months ended January 31, 2012, revenue, operating income and net income were $227.9 million, $63.5 million and $40.6 million, respectively.  These represent increases in revenue of $20.5 million, or 9.9%; in operating income of $3.3 million, or 5.6%; and in net income of $2.7 million, or 7.2%, respectively, from the same quarter last year.  Fully diluted earnings per share for the three months were $0.62 compared to $0.46 last year, an increase of 34.8%.

For the six months ended January 31, 2012, revenue, operating income and net income were $453.5 million, $128.9 million and $81.8 million, respectively.  These represent increases in revenue of $33.5 million, or 8.0%; in operating income of $9.1, million or 7.6%; and in net income of $6.0 million, or 8.0%, respectively, from the same period last year.  Fully diluted earnings per share for the six months ended January 31, 2012 were $1.23 compared to $0.91 last year, an increase of 35.2%.

During the second quarter of fiscal 2012 the Company recorded an impairment of $8.8 million associated with the write down to fair market value of certain assets, primarily real estate, computer hardware and its fleet of private aircraft which have been removed from operations and, if not disposed of during the quarter, are reflected in assets held for sale on the balance sheet.  The Company has determined that the commercial airline services offered at its new headquarters in Dallas, Texas are sufficient to allow for the disposal of its fleet of private aircraft.  This impairment reduced diluted earnings per share by $0.09.

During the second quarter of fiscal 2012 the Company repurchased 1,970,456 shares of its common stock at a weighted average price of $46.34 per share under its share repurchase program.  Since the beginning of our fiscal 2011, the Company has repurchased 21,894,759 shares of its common stock at a weighted average price of $39.75 per share.  At the end of the quarter, Copart had 25,506,609 shares available for repurchase under its share repurchase program.

On Wednesday, February 29, 2012, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at http://w.on24.com/r.htm?e=408062&s=1&k=06624B3AB0987FABD43D92D1B4D565CE. A replay of the call will be available through March 29, 2012 by calling (888) 203-1112.  Use confirmation code #9217184.

About Copart

Copart, founded in 1982, provides vehicle sellers with a full range of remarketing services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters and, in some states, to end users.  Copart remarkets the vehicles through Internet sales utilizing its patented VB2 technology.  Copart sells vehicles on behalf of insurance companies, banks, finance companies, fleet operators, dealers, car dealerships and others as well as cars sourced from the general public. The company currently operates 154 facilities in the United States, Canada and the United Kingdom. Salvage vehicles are either damaged vehicles deemed a total loss for insurance or business purposes or are recovered stolen vehicles for which an insurance settlement with the vehicle owner has already been made. For more information, or to become a member, visit www.copart.com.

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management's Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Cindy Cross, Assistant to the Chief Financial Officer (707) 639-5427

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Copart, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three months ended January 31,		Six months ended January 31,
	2012	2011	2012	2011
Net sales and revenue:
Service revenues	$189,671	$173,742	$375,318	$353,322
Vehicle sales	38,233	33,638	78,212	66,725
Total service revenues and vehicle sales	$227,904	$207,380	$453,530	$420,047
Operating costs and expenses:
Yard operations	86,422	85,116	174,427	171,629
Cost of vehicle sales	33,605	27,002	67,799	55,208
Yard depreciation and amortization	8,181	9,357	16,383	18,809
Gross margin	99,696	85,905	194,921	174,401
General and administrative	23,416	23,703	49,371	50,331
General and administrative depreciation and amortization	3,970	2,007	7,864	4,280
Impairment of long-lived assets	8,771	-	8,771	-
Total operating expenses	164,365	147,185	324,615	300,257
Operating income	63,539	60,195	128,915	119,790
Other income (expense):
Interest (expense) income, net	(2,914)	(284)	(5,039)	(218)
Other income	1,591	806	2,155	1,311
Total other income (expense)	(1,323)	522	(2,884)	1,093
Income before income taxes	62,216	60,717	126,031	120,883
Income taxes	21,613	22,824	44,279	45,164
Net income	$40,603	$37,893	$81,752	$75,719
Earnings per share-basic
Basic net income per share	$0.63	$0.47	$1.26	$0.92

Weighted average common shares outstanding	64,153	81,240	64,935	82,492

Earnings per share-diluted
Diluted net income per share	$0.62	$0.46	$1.23	$0.91
Weighted average common shares and dilutive potential common shares outstanding	65,795	81,955	66,348	83,180

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Copart, Inc.

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	January 31, 2012	July 31, 2011
ASSETS

Current assets:
Cash and cash equivalents	$127,640	$74,009
Accounts receivable, net	151,903	122,859
Inventories and vehicle pooling costs	23,844	25,042
Income taxes receivable	2,977	5,145
Assets held for sale	14,640	—
Prepaid expenses and other assets	7,208	14,813
Total current assets	328,212	241,868
Property and equipment, net	568,816	600,388
Intangibles, net	10,184	12,748
Goodwill	194,954	198,620
Deferred income taxes	18,284	9,425
Other assets	19,208	21,387
Total assets	$1,139,658	$1,084,436

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$100,441	$101,708
Deferred revenue	6,331	5,636
Income taxes payable	3,350	3,543
Deferred income taxes	95	440
Current portion of long-term debt and capital lease obligations	75,180	50,370
Other current liabilities	785	4,929
Total current liabilities	186,182	166,626
Deferred income taxes	9,063	10,057
Income taxes payable	24,796	24,773
Long-term debt and capital lease obligations	406,536	325,386
Other liabilities	5,709	2,422
Total liabilities	632,286	529,264
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value - 5,000,000 shares authorized; no shares issued and outstanding at January 31, 2012 and July 31, 2011, respectively	—	—
Common stock, $0.0001 par value - 180,000,000 shares authorized; 63,262,727 and 66,005,517 shares issued and outstanding at January 31, 2012 and July 31, 2011, respectively	6	7
Additional paid in capital	317,765	313,933
Accumulated other comprehensive loss	(35,912)	(23,225)
Retained earnings	225,513	264,457
Total stockholders’ equity	507,372	555,172
Total liabilities and stockholders’ equity	$1,139,658	$1,084,436

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Copart, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Six Months Ended January 31,
	2012	2011
Cash flows from operating activities:
Net income	$81,752	$75,719
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,247	23,089
Allowance for doubtful accounts	(99)	280
Stock-based compensation	11,028	9,116
Excess tax benefits from stock-based compensation	(1,104)	(1,043)
Impairment of long-lived assets	8,771	-
(Gain)/loss on sale of property and equipment	(963)	2,256
Deferred income taxes	(9,068)	(3,434)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(29,549)	(28,225)
Vehicle pooling costs	268	9,810
Inventory	498	(817)
Prepaid expenses and other current assets	5,933	(5,157)
Other Assets	247	(105)
Accounts payable and accrued liabilities	(5,431)	6,030
Deferred revenue	697	(3,682)
Income taxes receivable	3,281	7,534
Income taxes payable	(12)	2,234
Other liabilities	(148)	(282)
Net cash provided by operating activities	90,348	93,323

Cash flows from investing activities:
Purchases of property and equipment including acquisitions	(15,055)	(42,351)
Proceeds from sale of property and equipment	761	20,216
Net cash used in investing activities	(14,294)	(22,135)

Cash flows from financing activities:
Proceeds from the exercise of stock options	6,335	2,861
Proceeds from the issuance of Employee Stock Purchase Plan shares	1,019	1,077
Repurchase of common stock	(135,395)	(538,997)
Excess tax benefit from stock-based payment arrangements	1,104	1,043
Proceeds from issuance of debt	125,000	400,000
Debt issuance costs	(313)	(2,023)
Principal payments on notes payable	(18,750)	—
Net cash used in financing activities	(21,000)	(136,039)

Effect of exchange rate changes on cash	(1,423)	617

Net increase (decrease) in cash and cash equivalents	53,631	(64,234)

Cash and cash equivalents at beginning of period	74,009	268,188
Cash and cash equivalents at end of period	$127,640	$203,954

Supplemental disclosure of cash flow information:
Interest paid	$5,221	$80
Income taxes paid	$50,019	$38,817

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000